UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): September 30, 2011

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on September 30, 2011.

Election of Directors.  The following persons were nominated and elected to serve as members of the Board of Directors until our next annual meeting of shareholders and until their successors are elected and qualified.

Nominees of the Board of Directors of the Company

Names	Votes For	Votes Withheld	Non-Votes
Fred R. Adams Jr.	38,201,282	2,160,046	2,796,334
Adolphus B. Baker	38,690,211	1,671,117	2,796,334
Timothy A. Dawson	36,939,562	3,421,766	2,796,334
Letitia C. Hughes	40,121,994	239,334	2,796,334
James E. Poole	40,119,810	241,518	2,796,334
Steve W. Sanders	40,143,455	217,873	2,796,334

Ratification of the Appointment of Frost, PLLC as the Independent Registered Public Accountants of the Company for Fiscal 2012. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Non-Votes
43,088,859	35,015	33,778	0

An advisory vote on approval of executive compensation. RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussed is hereby approved. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Non-Votes
40,136,417	192,596	32,415	2,796,224

Advisory vote on the frequency of future votes on executive compensation. The Company’s stockholders approved the proposal for a vote on the frequency of future votes on executive compensation every 3 years by the following vote:

Votes For (1 Year)	Votes For (2 Years)	Votes For (3 Years)	Abstentions	Non-Votes
5,999,413	86,435	34,253,783	21,797	2,796,224

No other matters were voted upon at the annual meeting.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: October 4, 2011	By:	/s/ Adolphus B. Baker
Adolphus B. Baker President and Chief Executive Officer